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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                    ----------------------------------


                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  May 16, 1995
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                      TOYOTA MOTOR CREDIT CORPORATION
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           (Exact name of registrant as specified in its charter)





     California                     1-9961                    95-3775816
- -------------------             ----------------           -------------------
  (State or other                 (Commission                (IRS Employer
   jurisdiction of                File Number)             Identification No.)
   incorporation)





       19001 South Western Avenue
         Torrance, California                                       90509
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(Address of principal executive offices)                          (Zip Code)





      Registrant's telephone number, including area code:     (310) 787-1310
                                                             -----------------





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Item 5.  Other Events.
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On May 16, 1995,  the U.S. Trade Representative  announced for public  comment
proposed  sanctions  on   specified  vehicles  imported   from  Japan.     The
specifications include all current models in  the Lexus line of vehicles.  The
sanctions would  impose 100%  tariffs  on the  targeted vehicles.   The  final
determination  regarding imposition of the sanctions is expected to be made in
late June.   The U.S. Trade  Representative stated that, if  the United States enacts the sanctions, it intends to have them apply retroactively to include vehicles imported on or after May 20, 1995.

Approximately 25% of Toyota Motor Credit Corporation's (the "Company") earning assets as of March 31, 1995 consisted of retail installment contracts and leases on Lexus vehicles and wholesale financing, real estate and working capital loans to Lexus dealers. Approximately 25% of the Company's financing revenues, net of operating lease depreciation for the six months ended March 31, 1995 pertained to these assets.

The United States and Japan are expected to continue discussions in an effort to reach a satisfactory compromise regarding trade issues before the targeted date for imposition of trade sanctions. If, however, sanctions are imposed in their current form, the sale and lease of Lexus vehicles in the U.S. will be substantially curtailed, resulting in a reduction in the level of the Company's finance and insurance operations. Although sanctions could result in defaults by Lexus dealers under real estate and working capital loans made to them by the Company, such loans constitute less than 1% of the Company's total earning assets as of March 31, 1995. Management is uncertain whether the imposition of sanctions will adversely affect the realizable values of the aggregate residual values of the leases on Lexus vehicles reflected in the Company's financial statements. Management anticipates that the sanctions, if imposed, could result in a material decrease in the Company's financing revenue and operating profits.
























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                                 SIGNATURES
                                 ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          TOYOTA MOTOR CREDIT CORPORATION



Date:  May 18, 1995                       By     /S/ WOLFGANG JAHN
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                                                     WOLFGANG JAHN
                                                 Group Vice President
                                                  and General Manager
                                             (principal executive officer)





































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